                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports covering the historical financial statements of Cabot Industrial Trust, dated March 27, 1998, and Cabot Partners Limited Partnership, dated March 27, 1998, included in Cabot Industrial Trust's Form 10-K, as amended, for the year ended December 31, 1997 and to all references to our Firm included in this registration statement on Form S-8.


                                                             Arthur Andersen LLP

Boston, Massachusetts
September 28, 1998